Exhibit 4.30

BNDES

FINAME BNDESPAR

CREDIT FACILITY

AGREEMENT BY MEANS OF

CREDIT FACILITY

#05.2.0642.1, EXECUTED

BETWEEN THE NATIONAL

BANK FOR ECONOMIC AND

SOCIAL DEVELOPMENT –

BNDES AND TIM CELULAR

S.A., WITH INTERVENING

THIRD PARTY AS FOLLOWS:

NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT – BNDES, hereinafter simply referred to as BNDES, federal government-held company, headquartered in Brasília, Federal District, and services in this city, at Avenida República do Chile, 100, with Corporate Taxpayer’s ID (CNPJ) 33.657.248/0001 -89, by its representatives undersigned hereinbelow:

and

TIM CELULAR S.A., hereinafter referred to as BENEFICIARY, a joint-stock company, headquartered in the city of São Paulo, state of São Paulo, at Avenida Giovanni Gronchi, 7143, with Corporate Taxpayer’s ID (CNPJ) 04.206.050/0001 -80 by its representatives undersigned below;

also attending as INTERVENING PARTY:

TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A, a joint-stock company, headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Avenida das Américas, 3434, bloco 1, 6o. andar, Barra da Tijuca, with Corporate Taxpayer’s ID (CNPJ) 02.600.854/0001 -34, its representatives undersigned below; have covenanted and agreed on the following clauses:

CLAUSE ONE

NATURE, AMOUNT AND PURPOSE OF THE AGREEMENT

By this agreement, BNDES grants to the BENEFICIARY a credit divided into two (2) Sub-credits as follows:

1 – Sub-credit “A”: at the amount of four hundred, six million, nine hundred, fifty-five thousand and five hundred reais (R$ 406,955,500.00) to be provided with BNDES’ ordinary funds, which are composed, amongst other sources, by funds of the Workers Support Fund – FAT, funds derived from FAT – Special Deposits and PIS/PASEP Participation Fund, observing, as to their allocation, the laws applicable to each one of said sources, in compliance with the provisions in Paragraph Two of the Clause Two;

2 – Sub-credit “B”: at the amount of nine hundred, thirty million, five hundred, twenty-nine thousand, nine hundred reais (R$ 930,529,900.00) to be provided with BNDES’ ordinary funds, which are composed, amongst other sources, by

BNDES

FINAME BNDESPAR

funds of the Workers Support Fund – FAT, funds derived from FAT – Special Deposits and PIS/PASEP Participation Fund, observing, as to their allocation, the laws applicable to each one of said sources, in compliance with the provisions in Paragraph Two of the Clause Two;

SOLE PARAGRAPH

The Sub-credits “A” and “B” shall be destined to investments necessary to expand the coverage area, enlarge the speed in data transmission services, Internet and images and increase the offer of value-added services of the BENEFICIARY, and Sub-credit “A” destined to locations included in regions fomented by the programs “Amazônia Integrada” (Integrated Amazon), “Nordeste Competitivo” (Competitive Northeast), “Centro-Oeste” (Mid-West) and Reconversul and Sub-credit “B” in other regions not included in BNDES foment regional programs.

CLAUSE TWO

AVAILABILITY OF THE CREDIT

The credit shall be made available to the BENEFICIARY, by installments, after the compliance with the utilization suspensive conditions referred to in Clause Twelve, in view of the needs to materialize the financed project, observing BNDES’ financial scheduling, which is subordinated to the definition of funds application by the Brazilian Monetary Council.

PARAGRAPH ONE

The funds of this present operation shall be made available to the BENEFICIARY, by means of credit in checking account opened on its behalf at BNDES, unmanageable, subject to this present operation, in which, upon release, debts shall also be made as determined by law and those authorized in agreement by the BENEFICIARY, the total remaining balance of funds shall be immediately transferred to the checking account 102.308 -8 held by the BENEFICIARY at Banco Unibanco (409), branch 0300.

PARAGRAPH TWO

The amount of each credit installment to be made available to the BENEFICIARY shall be calculated in accordance with the criterion set forth by law enacting the Long-Term Interest Rates – TJLP for the determination of outstanding balance of financings contracted by BNDES System until November 30,1994.

CLAUSE THREE

INTEREST RATES

The following interest rates shall incur on principal amount of BENEFICIARY’s debts derived from Sub-credits “A” and “B”, observing the system contained in this clause:

BNDES

FINAME BNDESPAR

1 – Sub-credit “A”: three wholes and fifty hundredths per cent (3.50%) interest rate p.a. (as spread) above the Long-Term Interest Rates—TJLP, issued by the Brazilian Central Bank;

II – Sub-credit “B”: four wholes and fifty hundredths per cent (4.50%) interest rate p.a. (as spread) above the Long-Term Interest Rates—TJLP, issued by the Brazilian Central Bank;

PARAGRAPH ONE – When TJLP exceeds six per cent (6%) p.a.:

a)	the amount corresponding the TJLP portion to exceed six per cent (6%) p.a. shall be capitalized on day fifteen (15) of each effective month of this Agreement and on its maturity or settlement, observing the provisions of Clause Eighteen, and obtained by applying the following compound term over the outstanding balance, then considering all the financial events occurred during the period.

TC = [1+ TJLP)/1.06] n/360 – 1 (compound term equal to, square bracket is opened, ratio between TJLP accrued of unit, and one whole and six hundredths, square bracket is closed, raised to the power corresponding to the ratio between “n” and three hundred and sixty, deducting the unit from such result), and:

TC – compound term;

TJLP – long-term interest rates, issued by the Brazilian Central Bank; and

N – number of days existing between the data of financial event and the date of capitalization, maturity or settlement of the liability, considering as financial event any and all financial nature fact from which alteration in the outstanding balance of this Agreement results or may result.

b)	The three wholes and fifty hundredths per cent (3.50%) percentage p.a. above the TJLP (spread), and four wholes and fifty hundredths per cent (4.50%) p.a. above the TJLP (spread), referred to in paragraphs 1 and 2 of this Clause, respectively, accrued of six per cent p.a. (6%) TJLP non- capitalized portion, shall incur on the outstanding balances of Sub-credits “A” and “B”, respectively, on the due dates of interest rates mentioned in paragraph four or on the maturity or settlement date of this Agreement, observing the provisions in item “a”, and considering, for the interest daily calculation, the number of elapsed days between the date of each financial event and the due dates mentioned above.

PARAGRAPH TWO - When TJLP is equal or lower than six per cent (6%) p.a.:

The three wholes and fifty hundredths per cent (3.50%) percentage p.a. above the TJLP (spread), and four wholes and fifty hundredths per cent (4.50%) p.a. above the TJLP (spread), referred to in paragraphs 1 and 2 of this Clause, respectively, accrued of TJLP, shall incur over the outstanding balances of Sub-credits “A” and “B”, respectively, on the due dates of

BNDES

FINAME BNDESPAR

interest rates mentioned in paragraph four or on the maturity or settlement date of this Agreement, and considering, for the interest daily calculation, the number of elapsed days between the date of each financial event and the due dates mentioned above.

PARAGRAPH THREE

The amount referred to in paragraph one, item “a”, which shall be capitalized, incorporating to the principal amount of debts of Sub-credits “A” and “B”, shall be payable pursuant to Clause Six.

PARAGRAPH FOUR

The amount determined pursuant to paragraph one, item “b”, or paragraph two shall be payable on a quarterly basis, for each one Sub-credits “A” and “B” on day fifteen (15) of February, May, August and November of each year, between the period of August 15, 2005 and August 15,2007, and on a monthly basis as from September 15, 2007, inclusive jointly with the amortization portions of principal amount and on maturity or settlement of this Agreement, in compliance with the provisions in Clause Eighteen.

PARAGRAPH FIVE

Should funds derived from PIS/PASEP Participation Fund be used, referred to by Supplementary Law 26, as of September 11,1975, due compensatory fees shall be then considered as included in the interest rates set forth in caput of this Clause, pursuant to the laws referring to said Fund.

CLAUSE FOUR

CREDIT RESERVE FEE

THE BENEFICIARY shall pay BNDES a credit reserve fee of one tenth per cent (0.1%) collectable for a thirty-day (30) period, or fraction, and incurring over:

1 – the non-used balance of each credit installment, as from the date immediate to its availability until the date of utilization, when its payment shall be due; and

2 - the non-used balance of credit, as from the date immediate to its availability until the cancellation date, made as requested by BENEFICIARY, or by BNDES’ initiative, and the payment of which shall be due on the date of request, or BNDES’ decision, when this is the case.

SOLE PARAGRAPH

The triggering of fee referred to in paragraphs one and two mentioned above, shall occur in the event of determination of funds availability scheme.

BNDES

FINAME BNDESPAR

CLAUSE FIVE

DEBT PROCESSING AND COLLECTION

The collection of principal amount and charges shall be made by means of Notice of Collection issued in advance by BNDES, to the BENEFICIARY settle those liabilities on the respective maturity dates.

SOLE PARAGRAPH

The non-receipt of Notice of Collection shall not hold the BENEFICIARY harmless from the obligation of paying the principal amount installments and charges on the dates set forth herein.

CLAUSE SIX

AMORTIZATION

The principal amount of debt derived from this Agreement shall be paid to BNDES in seventy-two (72) monthly and sequent installments, each of them at the falling due principal amount of debt, divided by the number of amortizations installments not due yet, the first installment being due on September 15, 2007, observing the provisions of Clause Eighteen, and the BENEFICIARY undertaking to settle with the last installment on August 15, 2013, all the liabilities derived herefrom.

CLAUSE SEVEN

RESTRICTION AND ASSIGNMENT OF REVENUES

In order to ensure the payment of liabilities derived from this Agreement, such as principal amount of debt, interest rates, commissions, usual penalties and fines, the revenues mentioned in the definition RESTRICTED REVENUES provided for in Paragraph One of this Clause shall be restricted by BENEFICIARY in favor of BNDES, on an irrevocable and irreversible basis, as from this date and until the final settlement of all liabilities assumed herein, to be exclusively deposited at first-tier Bank elected by common agreement of the parties, which shall operate as trustee bank and manager of such revenues, which in the event of BNDES’ declaration of early maturity or failure to comply with financial liabilities derived herefrom, the BENEFICIARY, grants in favor of BNDES, up to the limit necessary to settle the debt or payment of default amount.

SOLE PARAGRAPH

RESTRICTED REVENUES are BENEFICIARY’S revenues derived from its users payment of bills, only as a result of BENEFICIARY’s pre and post-paid mobile telecommunications services rendered and other revenues, which may replace these, excluding, when this is the case, only the amounts due by BENEFICIARY to the collecting agents of such revenues, for the payment of collection service rendered, which shall be

BNDES

FINAME BNDESPAR

mentioned in the Agreement for Restriction and Assignment of Revenues and Other Covenants referred to by Paragraph Two of this Clause, pointing out that RESTRICTED REVENUES do not include revenues stemming from the sale of products (handsets and/or chips), receipt of payment for interconnection made by other operators, visitors roaming and revenues from third parties as per co-billing agreements.

PARAGRAPH TWO

The guarantee referred to in the caput of this Clause shall be formalized in the Agreement for Restriction and Assignment of Revenues and Other Covenants to be executed between the BENEFICIARY and BNDES, and 1st tier bank as intervening party, elected by common agreement among the parties, in the capacity as trustee bank and manager of restricted and assigned revenues, according to the terms and definitions to be established therein, which for all legal purposes and effects, shall be an integral part hereof.

PARAGRAPH THREE

It is ensured to BENEFICIARY, at any moment, the right to replace the guarantee provided for in this Clause with surety of first-tier financial institution, which at BNDES’ discretion, is under economic-financial condition to grant level of notorious creditworthiness, to be formalized by means of letter of guarantee issued as per model provided by BNDES, and the guarantor shall undertake, in the capacity as joint debtor and principal obligor, the compliance with all the obligations stemming from this Agreement, until its final settlement, with express waiver to the benefits of the Articles 366, 827 and 838 of the Brazilian Civil Code.

PARAGRAPH FOUR

In the event the BENEFICIARY chooses to replace the guarantee pursuant to Paragraph Three of this Clause, the following shall be observed:

1 – as from the date of presentation of the Letter of Guarantee referred to by Paragraph Three of this Clause, the following shall be terminated for all purposes and effects: a) the Agreement for Restriction and Assignment of Revenues and Other Covenants, mentioned in Paragraph Two of this Clause; b) paragraphs eight and nine of Clause Nine of this Agreement; c) the blockade and retention mechanisms of RESTRICTED REVENUES and early maturity referred to in Paragraphs One to Six of Clause Nine of this Agreement; and d) other provisions related to the RESTRICTED REVENUES provided for herein.

2 – Only for the purposes of observance to the liability provided for in paragraph eleven of Clause Nine of this Agreement, the provisions of paragraph fourteen and subsections one and two of Paragraph one of said Clause shall be maintained, observing that the failure to comply with such provisions shall not imply default and early maturity of this Agreement.

BNDES

FINAME BNDESPAR

CLAUSE EIGHT

ALTERATION TO THE ACCRUAL LEGAL CRITERION OF FUNDS DERIVED

FROM PIS/PASEP FUND AND FAT

In the event the accrual legal criterion of funds transferred to BNDES, derived from PIS/PASEP Participation Fund and Workers Support Fund – FAT is replaced, the accrual provided for in Clause Three, at BNDES’ discretion, may be made by using a new accrual criterion for said funds, or another one, indicated by BNDES, which, besides preserving the actual value of the operation, remunerates at same previous levels. In this case, BNDES shall communicate in written the alteration to the BENEFICIARY.

CLAUSE NINE

BENEFICIARY’S SPECIAL OBLIGATIONS

The Beneficiary undertakes to:

1 – comply, where applicable, until final settlement of debt derived from this Agreement, with the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, approved by Resolution 665, as of December 10, 1987, partially amended by Resolution 775, as of December 16,1991, by Resolution 863, as of March 11, 1996, by Resolution 878, as of September 4, 1996, by Resolution 894, as of March 6, 1997, by Resolution 927, as of April 1, 1998 and by Resolution 976, as of September 24, 2001, all of them of BNDES’ Executive Board, published by Federal Official Gazette (Section I), as of December 29,1987, December 27,1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31,2001, respectively, a copy of which is delivered hereby to the BENEFICIARY, which after taking cognizance of all its content, declares to accept it as an integral and inseparable part of this Agreement, for all legal purposes and effects;

2 – use the total of credit within no later than twenty-four (24) months, as from the date of signature hereof, without prejudice of BNDES, before or after the final term of such period, under the protection of guarantees made herein, being able to extend said term period, by means of express authorization, by letter, regardless of another formality or registry;

3 – in the event of occurring, during the effectiveness period of this Agreement and in view of project referred to by Clause One, BENEFICIARY’s reduction of personnel, in relation to the effective number of BENEFICIARY’s employees on June 30,2004, offer a training program concerned with job opportunities in the region and/or outplacement program of workers in other companies, after submitting to BNDES’ examination, a document specifying and attesting the conclusion of negotiations made with the appropriate representation(s) of workers involved in the dismissal process;

4 – adopt, during the effectiveness period of this Agreement, the measures and actions destined to avoid or correct damages to the environment, occupational

BNDES

FINAME BNDESPAR

safety and medicine, which may be caused by the project referred to by Clause One;

5 – maintain in good standing its obligations with environmental agencies, during the effectiveness period of this Agreement, as well as observe the environmental laws, which may affect the telecommunications industry;

6 – observe during the effectiveness period of this Agreement, the provisions of the laws applicable to the disabled persons.

7 – during the effectiveness period of this Agreement, keep up with its obligations with the Brazilian Agency of Telecommunications – ANATEL, the non-compliance of which may cause damages to the implementation of the project, and/or significantly affect the quality of services rendered, and/or affect the BENEFICIARY’s ability to pay;

8 – do neither assign nor restrict in favor of another creditor, without BNDES’ previous and express consent, the revenues restricted and assigned in this Agreement, in accordance with Clause Seven;

9 – do not establish, unless with BNDES’ previous and express authorization, secured guarantee of any kind in operations with other creditors, without same guarantees being rendered to BNDES, with equal priority of payment, except for fiduciary property established as guarantee of financing for the acquisition of equipment used in the BENEFICIARY’s operating activities;

10 – submit to BNDES, on a semi-annual basis, during the phase of implementation of expansion project and network improvement, a project managerial report, containing information referring to the quantity of locations served, switching centers (MSC), base radio station controllers (BSC) and base radio stations (BTS) existing in each one of five operation areas of TIM Celular (Rio de Janeiro/Espírito Santo, São Paulo, Rio Grande do Sul, northern and mid-west regions of Brazil);

11 – exclusively in cases of non-compliance provided for in Paragraph One of this present Clause, and unless with BNDES’ previous and express authorization, not provide for any payment of loan with the parent company TIM Brasil Serviços e Participações S/A and/or with another company pertaining to the Economic Group, as interest rate, amortizations or other charges, as well as not provide for any loan in favor of Related Parties, taking into account for the Economic Group the definition adopted in “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to by paragraph one of Clause Nine of this present Agreement;

12 – establish in loan agreements to be executed with Related Parties, that any payments of loan made by the BENEFICIARY are subject to payment of interest, amortization and other charges of BNDES’ financing, granted herein;

13 – treat debts with Related Parties already existing until the date of signature of this Agreement as debt subordinated to BNDES’ financing;

BNDES

FINAME BNDESPAR

14 – maintain, during the effectiveness of this Agreement and until its final maturity, at least, four (4) of the following financial ratios in accordance with the amounts set forth hereinafter, verified every civil half-year period, based on its balance sheets (Parent Company) with limited review in the first half-year period, and complete examination at the year-end, prepared by external auditors registered at the Brazilian Securities and Exchange Commission –CVM, who shall issue for BNDES an assessment report of financial ratios concurrently with the publication of audit reports, within no later than three (3) months after the ending of each civil half-year period:

a)	Capitalization ratio (SE/TA): equal or higher than 0.40 for 2006 and 2007 and 0.45 for 2008,2009,2010,2011,2012 and 2013.

b)	Debt Service Coverage Ratio (DSCR): equal or higher than 0.90 for 2008 and 1.30 for 2009, 2010, 2011, 2012 and 2013.

c)	EBITDA/Net Operating Revenue: equal or higher than 10% for 2006; 20% for 2007; 25% for 2008; 30% for 2009 and 2010; and 35% for 2011, 2012 and 2013;

d)	EBITDA/Net Interest: equal or higher than 3.0 for 2006 and 2007; and 3.5 for 2008, 2009, 2010, 2011, 2012 and 2013.

e)	Total Financial Debt/EBITDA: equal or higher than 7.0 for 2006; 4.0 for 2007; and 3.0 for 2008, 2009, 2010, 2011, 2012 and 2013.

PARAGRAPH ONE

Without prejudice to the provisions in Paragraph Three of this Clause, the funds corresponding to two (2) times the amount of “Higher Installment” shall be blocked, as defined and provided for in the Agreement for Restriction and Assignment of Revenues and Other Covenants, which shall be attached hereto, should the financial ratios provided for above be not complied in accordance with the following system:

1 – failure to comply with any ratio for the years 2006 and 2007; 2 – failure to comply with ratio referred to in item “b” or the non-compliance with two or more financial ratios among those referred to in items “a”, “c”, “d” and “e” for other years of effectiveness hereof.

PARAGRAPH TWO

The non-compliance provided for in the Paragraph One of this Clause for the second consecutive time shall result in blockade of funds corresponding to three (3) times the amount of “Higher Installment”, as defined and provided for in the Agreement for Restriction and Assignment of Revenues and Other Covenants, which shall be attached hereto, observing that the maximum amount blocked shall be three (3) times the amount of “Higher Installment”, even if the non-compliance referred to in Paragraph One of this Clause is verified for more than two (2) consecutive times.

BNDES

FINAME BNDESPAR

PARAGRAPH THREE

Besides the assumptions established in Clause Seventeen, BNDES may declare the early maturity of this Agreement, with debt enforceability and immediate suspension of any disbursement, if it is proved that the BENEFICIARY failed to comply with any of the financial ratios listed as follows for the years 2006 and 2007 or failed to comply with the ratio referred to in item “b” or two or more financial ratios among those referred to in items “a”, “c”, “d” or “e” below for other years of this Agreement effectiveness:

a)	Capitalization ratio (SE/TA): equal or higher than 0.35 for 2006, 2007, 2008,2009,2010,2011,2012 and 2013.

b)	Debt Service Coverage Ratio (DSCR): equal or higher than 0.80 for 2008 and 1.10 for 2009, 2010, 2011, 2012 and 2013.

c)	EBITDA/Net Operating Revenue: equal or higher than 5% for 2006; 15% for 2007; 20% for 2008; 25% for 2009 and 2010; and 30% for 2011, 2012 and 2013;

d)	EBITDA/Net Interest: equal or higher than 2.5 for 2006 and 2007; and 3.0 for 2008, 2009, 2010, 2011, 2012 and 2013.

e)	Total Financial Debt/EBITDA: equal or higher than 8.0 for 2006; 4.5 for 2007; and 3.5 for 2008, 2009, 2010, 2011, 2012 and 2013.

PARAGRAPH FOUR

In the event of failure to comply with the provisions in Paragraph Three of this Clause, BNDES may, at its exclusive discretion, at every period of assessment, choose, within no later than thirty (30) days after the presentation and filing at BNDES Telecommunications Department of assessment report of financial ratios referred to in subsection fourteen and Paragraph Three of this Clause, between the early maturity of this Agreement or the blockade of funds corresponding to three (3) times the amount of “Higher Installment”, as defined and provided for in the Agreement for Restriction and Assignment of Revenues and Other Covenants, which shall be attached hereto.

PARAGRAPH FIVE

If during the following period of assessment, the non-compliance referred to in Paragraphs One and Three of this Clause is not verified, the funds retained shall be released to the BENEFICIARY’s unrestricted checking account.

PARAGRAPH SIX

For the purposes of assessing ratios mentioned in subsection fourteen and Paragraph Three of this Clause, as well as for the provisions in subsections eleven, twelve and thirteen of this Clause, the following definitions and criteria shall be adopted:

a)	SE= Shareholders’ Equity, including “Minority Interest”;

BNDES

FINAME BNDESPAR

b)	EBITDA corresponding to gross income, less sales, general and administrative expenses and other net operating expenses, accrued of depreciation and amortization embedded in costs of services rendered, costs of goods sold and operating expenses mentioned above;

c)	NOR= Net Operating Revenue;

d)	TA = Total Assets;

e)	Debt Service Coverage Ratio (DSCR) = (EBITDA – Income Tax and Social Contribution – Investments + Cash available in the beginning of the period)/(Net Interest + Net Amortization);

f)	Net Interest corresponds to interest rates and other charges referring to Total Financial Debt, net of financial revenues;

g)	Net Amortization = amortization of Total Financial Debt (defined as follows), net of inflow of new long-term financing;

h)	Income Tax and Social Contribution, as verified in the Statements of Income;

i)	Total Financial Debt is that corresponding to the sum of balance of Loans and Financing, Debentures, Commercial Papers of bonds issued in the international market (bonds, Eurobonds), Loan, and other Company’s indebtedness financial operations, recorded in current liabilities and long- term liabilities;

j)	All the parameters related to income (EBITDA, Net Operating Revenue, Interest Rates, Income Tax and Social Contribution), Debt Amortization, Investments and Long-Term Financing, refer to the amounts of the past twelve (12) months prior to the assessment;

k)	Related Parties: companies answering to same corporate control.

PARAGRAPH SEVEN

The obligation provided for in subsection eleven of this Clause does not apply to the cases in which the payment of loan is exclusively destined to BENEFICIARY’s capitalization operations of amount equal to the loan to be paid.

PARAGRAPH EIGHT

Without prejudice to the provisions in Paragraphs One, Two, Three and Four of this Clause, the BENEFICIARY is discharged from complying with the obligation provided for in subsection eleven of this Clause, should be evidenced in Audited Financial Statements or according to report of external auditors registered with the Brazilian Securities and Exchange Commission – CVM that payment of subscribed capital was made at the amount equal or higher than one million, eight hundred thousand reais (R$ 1,800,000.00), as from January 1,2005.

CLAUSE TEN

SPECIAL OBLIGATIONS OF THE INTERVENING PARTY

TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A

BNDES

FINAME BNDESPAR

The INTERVENING PARTY, qualified in the introduction of this Agreement shall undertake to:

1 – observe, where applicable, the provisions in “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Nine, subsection one;

2 – submit to BNDES’ approval any proposals referring to the following issues:

a)	the encumbrance of disposal, for any reason, of share held issued by BENEFICIARY, implying in the transfer of BENEFICIARY’s share control;

b)	incorporation, merger, spin-off of BENEFICIARY or any other act implying in transfer of BENEFICIARY’s share control, or in alteration of its capacity as controlling shareholder of the BENEFICIARY, pursuant to the Article 116 of Law 6.404, as of 12/15/1976;

3 – previously communicate to BNDES any alteration in its corporate composition or in the BENEFICIARY’s corporate composition;

4 – not promote the inclusion of provision in BENEFICIARY’s corporate agreement, Bylaws of articles of association, implying:

a)	restrictions to the BENEFICIARY’s ability to grow or its technological development, should the provision imply restriction or damage to the ability to pay the operations financial liabilities with BNDES; or

b)	BENEFICIARY’s restrictions of access to new markets, should the provision imply restriction or damage to the ability to pay the operations financial liabilities with BNDES; or

c)	any restriction or damage to the ability to pay the operations financial liabilities with BNDES;

5 – not promote deliberately acts or measures harming or altering the BENEFICIARY’s economic-financial balance, so that to preclude it from complying with payment obligations set forth herein and the purpose provided for in Clause One;

6 – take all the measures necessary to ensure the observance of purpose of this present operation, provided for in Clause One;

7 – allocate and/or ensure to the BENEFICIARY, access to financial funds it is entitled to in return of financing, necessary to carry out the project provided for in Clause One, as well as maintain them during the effectiveness of this Agreement;

8 – take all the acts necessary to ensure the execution of BENEFICIARY’s investments plans, as presented to BNDES;

BNDES

FINAME BNDESPAR

9 – immediately communicate to BNDES any act or fact which may damage the observance of purpose referred to by Clause One, particularly as to the execution of guarantees agreed;

10 – exercise its power of control, directly or indirectly, over the BENEFICIARY, so that to maintain the good standing of Personal Mobile Service Authorization executed with the Brazilian Agency of Telecommunications—ANATEL, observing the provisions in subsection 7 of Clause Nine hereof.

11 – ensure in the capacity as controlling shareholder, the compliance with the obligation set forth in subsection nine of Clause Nine.

SOLE PARAGRAPH

The approval referred to in paragraph two of this Clause shall not be necessary if the INTERVENING PARTY remains holder of BENEFICIARY’s indirect control.

CLAUSE ELEVEN

MUTUAL POWER OF ATTORNEY

In this act, the BENEFICIARY AND INTERVENING PARTY, on an irrevocable and irreversible basis, constitute mutually and reciprocally attorneys-in-fact until the final solution of debt assumed herein, with powers to receive summons, notices and service of process and also with “ad judicia” powers for the court in general, which may be delegated to attorney, everything in relation to any in court or out-of-court proceedings promoted against them by BNDES, as a result of this Agreement, and may practice all the acts necessary to the good and true performance of this power of attorney.

CLAUSE TWELVE

CREDIT UTILIZATION CONDITIONS

The utilization of credit, besides the observance, where applicable, of the conditions provided for in the Articles 5 and 6 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned above, and those set forth in the “FOLLOW-UP RULES AND INSTRUCTIONS”, referred to by Article 2 of same “PROVISIONS”, is subject to the compliance with the following:

1 – for the utilization of first credit installment:

a)	BENEFICIARY’s opening of checking account with BNDES;

b)	BENEFICIARY’s presentation of Agreement for Restriction and Assignment of Revenues and Other Covenants, referred to by Paragraph Two of Clause Seven, duly signed and registered at the Registry of Deeds and Documents of the cities of Rio de Janeiro and São Paulo;

BNDES

FINAME BNDESPAR

c)	BENEFICIARY’s return to BNDES of copies of Notices delivered to each one of the Collecting Agents, duly signed by them, as provided for in the Agreement for Restriction and Assignment of Revenues and Other Covenants, referred to by Paragraph Two of Clause Seven.

BNDES

FINAME BNDESPAR

2 – for the utilization of each credit installment:

a)	non-existence of a fact of economic-financial nature, which at BNDES’ discretion, may compromise the execution of the undertaking financed herein, so that to alter it or to make impossible its implementation, under the terms provided for in the project approved by BNDES;

b)	BENEFICIARY’s presentation of Debt Clearance Certificate – CND, issued by the Brazilian Institute of Social Security – INSS, via the Internet to be extracted by BENEFICIARY and verified by BNDES at the address http://www.mpas.gov.br;

c)	evidence of good standing with environmental agencies, or when such evidence was already submitted and in force, BENEFICIARY’s declaration stating that such document is still valid;

CLAUSE THIRTEEN

GUARANTEE

The INTERVENING PARTY TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A, qualified in the introduction hereof, accepts this present Agreement in the capacity as guarantor and principal obligor, expressly waiving the benefits of Articles 366, 827 and 938 of the Brazilian Civil Code, and being jointly responsible, until the final settlement of this Agreement, for the strict and accurate compliance with all the obligations assumed herein by BENEFICIARY.

CLAUSE FOURTEEN

DEFAULT

In the event of failure to comply with the obligations assumed by BENEFICIARY and INTERVENING PARTY, the provisions of the Articles 40 to 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” shall be observed, referred to by Clause Nine, subsection I.

CLAUSE FIFTEEN

FINE RELATED TO LEGAL COLLECTION

In the event of judicial collection of debt derived from this Agreement, the BENEFICIARY shall pay a ten per cent (10%) fine over the principal amount and debt charges, besides in court and out-of-court expenses and attorney’s fees, due as from the first order of qualified authority at the motion of collection.

CLAUSE SIXTEEN

ACCELERATED PAYMENT OF DEBT

In the event of accelerated payment of debt, the guarantees shall be released, the provisions of Article 18, paragraph two of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned in Clause Nine, subsection I, being applicable to other liabilities.

BNDES

FINAME BNDESPAR

CLAUSE SEVENTEEN

EARLY MATURITY

BNDES may declare the early maturity of this Agreement, with the debt enforceability and immediate suspension of any disbursement, if besides the assumptions provided for in the Articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to by Clause Nine, subsection I, the following is evidenced by BNDES:

a)	the inclusion in corporate agreement, Bylaws or articles of association of the BENEFICIARY, or companies controlling it, of a provision implying restrictions or damages to the ability of payment of financial obligations stemming from this operation.

b)	BENEFICIARY’s reduction of personnel without compliance with the provisions in subsection three of Clause Nine; or

c)	the of any credit facility agreement executed with BNDES by the BENEFICIARY or company composing the Economic Group to which the BENEFICIARY pertains;

d)	BENEFICIARY’s failure to comply with any of the obligations mentioned in Clause Nine, observing the system provided for the financial ratios in subsection fourteen and Paragraphs One, Two, Three and Four of said Clause;

e)	INTERVENING PARTY’s non-compliance with any of the obligations mentioned in Clause Eleven;

f)	the extinguishment of Personal Mobile Service Authorizations, executed between the BENEFICIARY and the Brazilian Agency of Telecommunications – ANATEL.

SOLE PARAGRAPH

In the event of application of funds granted by this Agreement with purpose diverse from the provisions in Clause One, BNDES without damage of provisions in the caput of this Clause, shall communicate the fact to the Federal Public Prosecutor Office, for the purposes and effects of Law 7,492, as of 6/16/1986.

CLAUSE EIGHTEEN

MATURITY ON HOLIDAYS

Every maturity of rendering of amortization of principal amount and charges falling on Saturdays, Sundays or national holidays, including banking holidays, for all purposes and effects of this Agreement shall be transferred to the subsequent first business day, and charges calculated until such date, and if initiating also as from such date, the following regular period of determination and calculation of charges of this Agreement.

BNDES

FINAME BNDESPAR

The BENEFICIARY submitted the Debt Clearance Certificate – CND 017112005-06001040, issued on May 16, 2005, by the Brazilian Institute of Social Security – INSS.

TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A submitted the Debt Clearance Certificate – CND 095312005-17001070, issued on July 25, 2005, by the Brazilian Institute of Social Security – INSS.

The pages of this present Instrument are initialed by Thaís da Silva Freire, BNDES’ attorney, by authorization of legal representatives signing it.

IN WITNESS WHEREOF, the parties execute this present instrument in four (4) counterparts of equal content and for a single effect, under the presence of the witnesses undersigned below.

Rio de Janeiro, August 10,2005.

BNDES

FINAME BNDESPAR

This page is an integral part of the Credit Facility Agreement by means of Credit Facility

#05.2.0642.1

By BNDES:

National Bank for Economic and Social Development – BNDES

Guido Mantega – President	Demian Fiocca-Vice-President

By BENEFICIARY:

TIM CELULAR S/A

Mario César Pereira de Araújo	Stefano De Angelis

President	Finance Administration and Control

Officer

By INTERVENING PARTY:

TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A

Mario César Pereira de Araújo	Stefano De Angelis

President	Finance Administration and Control

Officer

WITNESSES:

Name: illegible name and signature

ID Card:

CPF (Individual Taxpayer’s ID):

Name: Pricilla Barbosa Pimentel (signed)

ID Card: 13042550-7

CPF (Individual Taxpayer’s ID): 089264637-37

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

AGREEMENT OF REVENUE RESTRICTION AND ASSIGNMENT AND OTHER COVENANTS EXECUTED BEWTEEN TIM CELULAR S.A. AND THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) WITH INTERVENING THIRD PARTIES AS FOLLOWS:

     NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES), hereinafter simply referred to as BNDES, a federal government-held company, headquartered in Brasília, Federal District, and services in this City, at Avenida República do Chile, 100, with Corporate Taxpayer’s ID (CNPJ) 33.357.248/0001 -89, by its representatives undersigned hereinbelow:

TIM CELULAR S.A., hereinafter simply referred to as TIM CELULAR, a Brazilian corporation, headquartered in the City of São Paulo, State of São Paulo, at Avenida Giovanni Gronchi, 7143, with Corporate Taxpayer’s ID (CNPJ) 04.206.050/0001 -80, through its undersigned representatives;

And, also, attending as INTERVENING PARTIES:

CITIBANK N.A. – BRAZILIAN BRANCH, hereinafter simply referred to as the TRUSTEE BANK, a financial institution headquartered in the City of São Paulo, State of São Paulo, by means of its branch in the City of São Paulo, located at Avenida Paulista, 1.111, with Corporate Taxpayer’s ID (CNPJ) 33.042.953/0001 -71, by its representatives undersigned hereinbelow, and

BANCO CITIBANK S.A., hereinafter simply referred to as the OPERATOR, a financial institution headquartered in the City of São Paulo, State of São Paulo, by means of its branch in the City of São Paulo, located at Avenida Paulista, 1.111, with Corporate Taxpayer’s ID (CNPJ) 33.479.023/0001 -80, by its representatives undersigned hereinbelow;

WHEREAS:

1 – By means of the Credit Facility by means of Credit Facility #05.2.0642.1 already executed between BNDES and TIM CELULAR, hereinafter simply referred to as CREDIT FACILITY was granted to TIM CELULAR in the amount of R$ 1,337,485,400.00 (one billion, three hundred and thirty-seven million, four hundred and eighty-five thousand and four hundred reais) intended for

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1 investments needed to expand its coverage area and speed in data transmission, internet and imaging services as well to increase offerings of valued-added services by TIM CELULAR, out of which R$ 406,955,500.00 (four hundred and six million, nine hundred and fifty-five thousand and five hundred reais) are to be used in the areas covered by regional incentive programs, namely Integrated Amazon Program, Competitive Northeast Program, Mid-West Program, and Reconversul, and R$ 930,529,900.00 (nine hundred and thirty, five hundred and twenty-nine thousand and nine hundred reais) are to be used in other areas not covered by BNDES’ regional incentive programs;

2 – To enforce compliance with obligations under the CREDIT FACILITY with BNDES, TIM CELULAR agreed to restrict revenues mentioned in the definition of RESTRICTED REVENUE as defined in paragraph XI of Clause 1 of this Agreement, and, in the event BNDES declares the accelerated payment or in the event of a default in complying with financial obligations under the CREDIT FACILITY, assign such revenues to BNDES up to the limit sufficient to settle the remaining debt balance or pay the defaulted amount;

3 - CITIBANK N.A. – BRAZILIAN BRANCH is the financial institution selected by mutual consent between the parties to centralize and manage the RESTRICTED REVENUE; and

4 – BANCO CITIBANK S.A. is the financial institution belonging to the financial conglomerate CITIBANK N.A. – BRAZILIAN BRANCH that was selected to manage the RESTRICTED REVENUE in accordance with instructions provided by the TRUSTEE BANK under this AGREEMENT.

NOW THEREFORE, the parties agree to execute this private instrument of assignment and restriction of revenues and other covenants, hereinafter simply referred to as AGREEMENT, which is an integral part of the CREDIT FACILITY agreement, and agreed on the following clauses:

CLAUSE ONE

DEFINITION OF TERMS The following terms used in this AGREEMENT shall have the meanings set forth below, unless the context indicates otherwise:

I – PAYMENT AGENTS – Financial institutions and other payment agents authorized by TIM CELULAR to accept INVOICES payments on its behalf, as listed in Exhibit I;

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

II – TRUSTEE BANK – CITIBANK N.A. – BRAZILIAN BRANCH, a financial institution headquartered in the City of São Paulo, State of São Paulo, by means of its branch in the City of São Paulo, located at Avenida Paulista, 1.111, Corporate Taxpayer’s ID (CNPJ) 33.042.953/0001 -71, retained by TIM CELULAR to centralize and manage the RESTRICTED REVENUE in the form set out in this AGREEMENT;

III – OPERATOR – BANCO CITIBANK S.A., a financial institution belonging to the financial conglomerate of the TRUSTEE BANK, headquartered in the City of São Paulo, State of São Paulo, by means of its branch in the City of São Paulo, located at Avenida Paulista, 1.111, Corporate Taxpayer’s ID (CNPJ) 33.479.023/0001 -80, in charge of managing and operating the RESTRICTED REVENUE and in which the BANK’S DOMICILE shall be established;

IV – BANK CURRENT ACCOUNT – A bank current account that can be freely operated, opened in the OPERATOR in the name of TIM CELULAR at Assembléia branch (003), under #52332152, or any other current account that TIM CELULAR may indicate in a written communication;

V - WITHHOLDING ACCOUNT – A bank current account in the name of TIM CELULAR, linked to the CREDIT FACILITY agreement and used exclusively for this purpose, opened in the OPERATOR at Assembléia branch (003), under #52347257, to be used to withhold the amounts guaranteeing the CREDIT FACILITY agreement, which may not be operated by TIM CELULAR and may be operated solely by the TRUSTEE BANK, in compliance with instructions set forth by BNDES and in the form of this AGREEMENT;

VI – RESTRICTED ACCOUNT – A bank current account in the name of TIM CELULAR, linked to the CREDIT FACILITY and used exclusively for this purpose, opened in the OPERATOR at Assembléia branch (003), under #52337812, in order to centralize the RESTRICTED REVENUE, and which may not be operated by TIM CELULAR and may be operated solely by the TRUSTEE BANK, in compliance with instructions set forth by BNDES and in the form of this AGREEMENT;

VII – ADMINISTRATIVE ACCOUNTS – Administrative accounts opened under #52347249 and 52347265 in the name of TIM CELULAR, in the OPERATOR, at Assembléia branch (003), linked to the CREDIT FACILITY and used exclusively to transfer the RESTRICTED REVENUE from the RESTRICTED ACCOUNT to the WITHHOLD ACCOUNT, or to the CURRENT ACCOUNT, or to a current account in the name of BNDES as referred to in sole paragraph of Clause 14 of this AGREEMENT.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

VIII – BANK’S DOMICILE – the financial institution where TIM CELULAR shall maintain the WITHHOLDING ACCOUNT and the RESTRICTED ACCOUNT, as well as the ADMINISTRATIVE ACCOUNTS, until the CREDIT FACILITY is fully repaid;

IX – INVOICES – A commercial document issued by TIM CELULAR to its USERS indicating that payment is due for mobile telephony services rendered;

X – THE HIGHEST INSTALLMENT – the highest installment due by TIM CELULAR under the CREDIT FACILITY, including the principal amount of debt, interest rates, commissions, usual penalty and fine and other charges mentioned thereunder;

XI – RESTRICTED REVENUE – TIM CELULAR’s revenues derived from the payment of invoices by its users exclusively for pre and postpaid mobile telecommunications services rendered by TIM CELULAR and any other revenues that may substitute these in the future, solely except, as the case may be, amounts due by TIM CELULAR to PAYMENT AGENTS, in connection with receipt services rendered. The RESTRICTED REVENUE does not include revenues originating from the sale of mobile phones and/or chips, interconnection services paid by other operators, visitors roaming, and revenues from third parties under co-billing agreements;

XII – USERS – Consumers that use the services rendered by TIM CELULAR.

CLAUSE TWO

THE SUBJECT MATTER The subject matter of this AGREEMENT is as follows:

I – restricting, in favor of BNDES, the RESTRICTED REVENUE, that assures the compliance with obligations assumed by TIM CELULAR under the CREDIT FACILITY, and the assignment of the RESTRICTED REVENUE, in favor of BNDES, in the event payments BNDES declares the acceleration of payments or in the event of a default in complying with financial obligations under the CREDIT FACILITY agreement, assign such revenues to BNDES up to the limit sufficient to settle the remaining debt balance or pay the defaulted amount; and

II – regulating all terms and conditions based on which the TRUSTEE BANK shall act as an agent bank responsible for centralizing and managing the RESTRICTED REVENUE.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

CLAUSE THREE

RELATIONSHIP BETWEEN THE TRUSTEE BANK AND THE OPERATOR

The OPERATOR grants the TRUSTEE BANK power to manage and operate the RESTRICTED ACCOUNT, and theRESTRICTED ACCOUNT, and the WITHHOLDING ACCOUNT and the ADMINISTRATIVE ACCOUNTS opened in the OPERATOR and to comply with all obligations set forth in this AGREEMENT concerning these accounts.

PARAGRAPH ONE The intervenience of the OPERATOR in this AGREEMENT follows that of the TRUSTEE BANK. Therefore, in the event the latter is substituted, pursuant to Clause Thirteen of this AGREEMENT, the OPERATOR shall be considered excluded from this legal relationship, and all its obligations shall be transferred to the TRUSTEE BANK.

PARAGRAPH TWO The TRUSTEE BANK and the OPERATOR declare that this AGREEMENT neither violates nor contravene any legal provision, any provisions in their bylaws or covenants to which they are parties.

CLAUSE FOUR

RESTRICTION AND ASSIGNMENT
OF RESTRICTED REVENUE

To ensure the compliance with the obligations assumed under the CREDIT FACILITY, TIM CELULAR, by this AGREEMENT irrevocably and irreversibly restricts as a guarantee, in favor of BNDES, the RESTRICTED REVENUE, and assigns it in favor of BNDES, should BNDES declare the acceleration of payments or in the event of a default in complying with financial obligations under the CREDIT FACILITY agreement, including the principal amount of debt, interest rates, commissions, usual penalty and fine and other charges mentioned thereunder, up to the limit sufficient to settle the remaining debt balance or pay the defaulted amount.

PARAGRAPH ONE BNDES shall determine the blockage of the RESTRICTED REVENUE in the RESTRICTED ACCOUNT, and its transfer to the WITHHOLDING ACCOUNT or, as the case may be, to a bank current account in the name of BNDES, in the circumstances mentioned in this AGREEMENT.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

PARAGRAPH TWO TIM CELULAR herein declares that the average monthly RESTRICTED REVENUE collected from July 2004 to June 2005, amounted to R$ 130,327,513.00 (one hundred and thirty million, three hundred and twenty-seven thousand and five hundred and thirteen reais).

PARAGRAPH THREE TIM CELULAR herein undertakes to notify BNDES immediately of any change in its collection pattern, in case the monthly volume of RESTRICTED REVENUE is lower than 90% (ninety percent) of the amount declared in Paragraph Two of this Clause, monetarily restated by the same rates applicable to the CREDIT FACILITY’s outstanding balance, as set forth in Clause Three.

PARAGRAPH FOUR Should the reduction mentioned in Paragraph Three of this Clause occur, BNDES shall have the right to demand an additional guarantee, which shall be fulfilled within 10 (ten) business days as from BNDES’ request, under penalty of acceleration of payment of the CREDIT FACILITY being declared and, consequently the suspension of any amounts not yet released, upon:

I – restricting other revenues of TIM CELULAR, such as those from interconnection services and/or sale of mobile phones, up to the limit sufficient and necessary to make up the minimum monthly volume of 90% (ninety percent) of the amount referred to in Paragraph Two of this Clause, alternatively.

II – formalizing other types of guarantees, with BNDES reserving the right to accept the guarantee given or not.

PARAGRAPH FIVE The RESTRICTED REVENUE herein given as guarantee by TIM CELULAR shall remain up to the final and total settlement of obligations assumed under the CREDIT AGREEMENT, and TIM CELULAR shall be responsible for any and all damages that it may cause to BNDES as a result of misrepresentation or inaccurate declaration being provided.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

CLAUSE FIVE

COLLECTION OF RESTRICTED REVENUE TIM CELULAR undertakes, for the term of this AGREEMENT, to collect INVOICES from payment agents’ collection sites (bank branches, establishments, and the like), as listed in Exhibit I.

PARAGRAPH ONE TIM CELULAR, upon a prior written notice by BNDES, may substitute PAYMENT AGENTS listed in Exhibit I, provided that such substitution is formalized by means of an addendum to this AGREEMENT.

PARAGRAPH TWO TIM CELULAR, upon a simple written notice to BNDES, may include new PAYMENT AGENTS provided that it submits to BNDES the Notification that is the subject matter of Exhibit II duly signed by TIM CELULAR and the new PAYMENT AGENTS.

PARAGRAPH THREE TIM CELULAR undertakes not to make any alteration to the method whereby INVOICES are collected that may result in reduction of the RESTRICTED REVENUE without the prior written consent by BNDES.

CLAUSE SIX

MOVEMENT OF FUNDS BY PAYMENT AGENTS The proceeds from the RESTRICTED REVENUE received by PAYMENT AGENTS shall be transferred by them by means of a direct electronic transfer (DET) or other electronic payment method set forth in prevailing legislation, to the RESTRICTED ACCOUNT, as indicated in paragraph VI of Clause One, under the terms in the Notification evidenced in Exhibit II to this AGREEMENT.

PARAGRAPH ONE The Notification referred to in the caput of this Clause shall be sent to each one of the PAYMENT AGENTS, and a copy thereof shall be returned to BNDES, duly signed by PAYMENT AGENTS’ legal representatives, within 30 (thirty) consecutive days as from this date, under the penalty of acceleration of payment of the CREDIT FACILITY being declared.

PARAGRAPH TWO Should PAYMENT AGENTS, for any reason, fail to make the transfer of funds as stipulated in this AGREEMENT, BNDES shall have the right to demand an additional guarantee pursuant to Paragraph Four of Clause Four of this AGREEMENT.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

CLAUSE SEVEN

TRANSACTIONS IN THE RESTRICTED ACCOUNT AND THE WITHHOLDING ACCOUNT TIM CELULAR undertakes, for the term of this AGREEMENT, to maintain in the OPERATOR the RESTRITED ACCOUNT in which PAYMENT AGENTS shall deposit the RESTRICTED REVENUE under Clause Six, as well as the WITHHOLDING ACCOUNT, in which a portion of the RESTRICTED REVENUE shall be withheld, as set forth in Clause Eight, by observing the following scheme:

I – the RESTRICTED REVENUE shall be immediately transferred from the RESTRICTED ACCOUNT to the ADMINISTRATIVE ACCOUNTS, and from these to the BANK CURRENT ACCOUNT in the name of TIM CELULAR in the cases contemplated in this AGREEMENT;

II – the RESTRICTED REVENUE that has already been deposited in the RESTRICTED ACCOUNT at the time restriction is determined by BNDES, as mentioned in Clause Eight of this AGREEMENT, the RESTRICTED REVENUE to be deposited as from then shall be immediately restricted and transferred to he ADMINISTRATIVE ACCOUNTS, and from these to the WITHHOLDING ACCOUNT, following the scheme described in Clause Eight of this AGREEMENT.

III – in the event of a default in complying with financial obligations or in case BNDES declares the acceleration of installments due under the CREDIT FACILITY agreement, the funds deposited in the WITHHOLDING ACCOUNT shall be immediately transferred to a bank current account in the name of BNDES;

IV – in case the balance in the WITHHOLDING ACCOUNT is insufficient to (i) settle the debt balance with BNDES, should BNDES declare the acceleration of installments due under the CREDIT FACILITY agreement, or (ii) pay the amount in default, in case of failure to comply with financial obligations, the RESTRICTED REVENUE that has already been deposited in the WITHHOLDING ACCOUNT and the RESTRICTED REVENUE to be deposited as from then shall be immediately restricted and transferred to a bank current account in the name of BNDES, until BNDES issues a counter-order in the limit necessary to settle the debt or pay the amount in default;

V – the funds withheld in the WITHHOLDING ACCOUNT may be redeemed in favor of TIM CELULAR only in the circumstance mentioned in item (ii) of Paragraph Seven of Clause Eight of this AGREEMENT;

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

VI – the RESTRICTED ACCOUNT, the WITHHOLDING ACCOUNT and the ADMINISTRATIVE ACCOUNTS shall be moved solely by THE TRUSTEE BANK by means of a direct electronic transfer (DET) or other electronic payment method set forth in prevailing legislation, the use of checks or other means of movement being allowed.

CLAUSE EIGHT

WITHHOLDING OF THE RESTRICTED REVENUE

A portion of the RESTRICTED REVENUE that has already been l in the RESTRICTED ACCOUNT and the RESTRICTED REVENUE to be deposited as from then shall be restricted and withheld in the WITHHOLDING ACCOUNT upon determination by BNDES, equivalent to:

I – two (2) times the amount of the HIGHEST INSTALLMENT, in case of non-compliance with the financial indexes mentioned in subsection XIV of Clause Nine of the CREDIT FACILITY agreement;

II – plus one (1) time the amount of the HIGHEST INSTALLMENT, in case of non-compliance with financial indexes mentioned in subsection XIV of Clause Nine of the CREDIT FACILITY agreement in the subsequent period, so that the WITHHOLDING ACCOUNT balance may be equivalent to three (3) times the amount of the HIGHEST INSTALLMENT;

III - three (3) times the amount of the HIGHEST INSTALLMENT in case of non-compliance with the financial indexes mentioned in Paragraph Three of Clause Nine of the CREDIT AGREEMENT, in case BNDES decides not to declare the acceleration of payments under Paragraph Four of Clause Nine of the CREDIT FACILITY.

PARAGRAPH ONE BNDES shall notify the TRUSTEE BANK And TIM CELULAR of the occurrence of default referred to in paragraphs I, II and III of this Clause and its suspension, also mentioning the HIGHEST INSTALLMENT amount and the amount to be restricted and withheld.

PARAGRAPH TWO If the WITHHOLDING ACCOUNT BALANCE is transferred to a bank current account in the name of BNDES for the purpose of paying financial obligations in default, under paragraph III of Clause Seven of this

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

AGREEMENT, funds in the RESTRICTED ACCOUNT shall be destined to the substitution/compensation of the WITHHOLDING ACCOUNT, in case the non-compliance with financial indexes set forth in paragraph XIV or in Paragraph Three of Clause Nine of the CREDIT FACILITY, pursuant to paragraphs I, II and III of this Clause.

PARAGRAPH THREE Amounts withheld in the WITHHOLDING ACCOUNT shall be invested in short-term investments (securities or quotes of funds, all of them yielding a fixed income, considered as low-risk and high-liquidity investments by BNDES), acquired by using funds deposited in and withheld in the WITHHOLDING ACCOUNT, as indicated by TIM CELULAR and approved by BNDES. In case TIM CELULAR dos not indicate them within five (5) business days as from the TRUSTEE BANK’s request, BNDES shall have the right to indicate them, after being notified by the TRUSTEE BANK BANK, under item “d” of paragraph V of Clause Eleven of this AGREEMENT. The TRUSTEE BANK shall be shall be authorized by TIM CELULAR to invest amounts deposited in the WITHHOLDING ACCOUNT in short-term investments that fulfill the requirements mentioned below, within one (1) business day as from the designation of the investment, emphasizing that until this designation is made, amounts shall not be invested in short-term investments.

PARAGRAPH FOUR TIM CELULAR acknowledges its awareness that the financial investments shall be remunerated at market rates applicable to the type of short-term investment chosen on the date of its contracting, under usual market conditions, always taking into consideration the volume of funds used, it being understood that the TRUSTEE BANK does not guarantee, under no circumstances, any minimum yield for the short-term investments, unless such guarantee is expressly provided for in specific rules of the investment selected.

PARAGRAPH FIVE Under no circumstances, the TRUSTEE BANK shall undertake responsibility for losses incurred upon redemption of any short-term investments made pursuant to this AGREEMENT.

PARAGRAPH SIX Any and all taxes levied on short-term investments, either taxes, fees, social contributions or any other type of tax shall be for the account of TIM CELULAR.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

PARAGRAPH SEVEN TIM CELULAR undertakes not to use the short-term investments without BNDES’ prior written consent. Short-term investments and related income shall become redeemable only in two circumstances: (i) by the TRUSTEE BANK to pay the CREDIT FACILITY in case of accelerated payment or default in complying with financial obligations; or (ii) by TIM CELULAR, upon BNDES’ prior written consent, which may not be denied, if default referred to in paragraphs I, II and III of this Clause no longer exists.

PARAGRAPH EIGHT The short-term investments shall be redeemed solely and exclusively by way of a credit in the WITHHOLDING ACCOUNT.

CLAUSE NINE

SPECIAL OBLIGATIONS OF TIM CELULAR TIM CELULAR is not authorized to assign, dispose of, transfer, sell, burden, escrow, pledge or burden and/or by any other means it is not authorized to negotiate the RESTRICTED ACCOUNT, without BNDES’ prior written notice, under penalty of, in doing so, violating the CREDIT FACILITY agreement, and TIM CELULAR shall also maintain the present AGREEMENT and/or any contractual instruments executed with the TRUSTEE BANK, the OPERATOR and the PAYMENT AGENTS that are either directly or indirectly associated with this AGREEMENT effective up to the total settlement of the CREDIT FACILITY agreement, and undertakes not to alter its BANK’S DOMICILE without BNDES’ prior written notice.

SOLE PARAGRAPH In the event any of the obligations set forth in this AGREEMENT is not complied with, TIM CELULAR shall take remedial actions to fulfill them within ten (10) business days as from the communication to BNDES, under penalty of acceleration of payments being declared by BNDES, and, consequently, suspend any amounts not yet released.

CLAUSE TEN

GRANTING OF POWERS TIM CELULAR grants the TRUSTEE BANK and BNDES, under provisions set forth in Clause Seven and Eight, and the OPERATOR, under Clause Three, a power of attorney whereby TIM CELULAR irrevocably and irreversibly grants special powers, under articles 684 and 685 of the Code of Civil Procedure. Such power of attorney shall be effective for the term of the AGREEMENT, until the final settlement and release from obligations under the CREDIT FACILITY, with BNDES, the TRUSTEE BANK and the OPERATOR

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1 having the right to make all appropriate action resulting from this AGREEMENT, up to the limit set forth therein.

CLAUSE ELEVEN

OBLIGATIONS OF THE TRUSTEE BANK The TRUSTEE BANK and the OPERATOR accept the duties set forth in Clause Ten and promise to exert every effort to diligently use the powers they were conferred upon thereunder. The TRUSTEE BANK undertakes, without prejudice to other obligations assumed under this AGREEMENT, to:

I – notify BNDES, immediately, of failure by TIM CELULAR to comply with any obligation associated to the RESTRICTED REVENUE that is determinable while it complies with its obligations as the TRUSTEE BANK;

II – not accept orders, neither from BNDES nor from TIM CELULAR, with respect to the RESTRICTED REVENUE and the scheme set forth herein, that are contrary to the provisions set forth in the AGREEMENT, without the other party’s written consent;

III – keep track of transfers of all funds originating from INVOICES paid by USERS to PAYMENT AGENTS;

IV – immediately transfer the RESTRICTED REVENUE from the RESTRICTED ACCOUNT to the ADMINISTRATIVE ACCOUNTS and from these to the BANK CURRENT ACCOUNT, except when BNDES determines the restriction under the circumstances mentioned in this AGREEMENT;

V – immediately restrict upon receipt of a simple correspondence or telefax from BNDES, the RESTRICTED REVENUE existing in the RESTRICTED ACCOUNT as well as the RESTRICTED REVENUE that may be later deposited in the RESTRICTED ACCOUNT until BNDES issues a counter-order, adopting the following procedures:

a)	immediately transfer the RESTRICTED REVENUE to the ADMINISTRATIVE ACCOUNTS, and from these to the BANK CURRENT ACCOUNT in the name of BNDES by means of a direct electronic transfer (DET) or other electronic payment method set forth in prevailing legislation, in the amount necessary to pay obligations due through that date, in case of financial default or accelerated payment;

b)	restrict a portion of the RESTRICTED REVENUE in the WITHHOLDING ACCOUNT, in cases contemplated in Clause Eight of this AGREEMENT and as stipulated therein;

c)	request TIM CELULAR to indicate the short-term investments in which funds deposited in the WITHHOLDING ACCOUNT shall be invested, as

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1 set forth in Clause Eight of this AGREEMENT within three (3) business days as from the withholding of any fund, immediately requesting BNDES the approval referred to in Paragraph Three of Clause Eight;

d)	immediately notify BNDES in case no indication is made by TIM CELULAR under Clause Eight of this AGREEMENT and item “c” of this Clause as to short-term investments in which funds deposited in the WITHHOLDING ACCOUNT shall be invested;

e)	transfer the RESTRICTED ACCOUNT to a bank current account in the name of BNDES or to the WITHHOLDING ACCOUNT, as stipulated in this AGREEMENT;

VI - transfer funds referred to in item (ii) of Paragraph Seven of Clause Eight of this AGREEMENT from the WITHHOLDING ACCOUNT to the BANK CURRENT ACCOUNT;

VII - grant BNDES access to all records and (credit/debit) movements relating to the RESTRICTED ACCOUNT, WITHHOLDING ACCOUNT and ADMINISTRATIVE ACCOUNTS, expressly authorized by TIM CELULAR under this AGREEMENT;

VIII - immediately notify BNDES of any material and permanent change in the transaction levels of the RESTRICTED ACCOUNT, primarily when the volume of deposits, month by month, is lower than the amount established in Paragraph Two of Clause Four up to the final settlement of obligations assumed by TIM CELULAR under the CREDIT FACILITY;

IX – monthly forward to BNDES statements of the RESTRICTED ACCOUNT and the WITHHOLDING ACCOUNT up to the fifth (5th) business day of each month.

PARAGRAPH ONE Except for the obligations assumed under this AGREEMENT, the TRUSTEE BANK and the OPERATOR are hereby held harmless from any liability for the compliance with obligations assumed by TIM CELULAR, except those arising from the management of funds deposited in the RESTRICTED ACCOUNT, WITHHOLDING ACCOUNT and ADMINISTRATIVE ACCOUNTS, in the form expressly agreed under this AGREEMENT.

PARAGRAPH TWO The TRUSTEE BANK and the OPERATOR are not authorized to render any other service as to the subject matter of this AGREEMENT, except those stipulated therein, and the obligations related thereto under this AGREEMENT shall be complied with exclusively in the national territory .

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

CLAUSE TWELVE

PAYMENT OF INDEMNITY BY THE TRUSTEE BANK AND THE OPERATOR In the event the TRUSTEE BANK and/or by the OPERATOR do not comply with any obligation contractually stipulated shall jointly and severally be subject to the payment of an indemnity to BNDES and/or to TIM CELULAR, as applicable, for damages arising from this fact, without prejudice to other sanctions applicable.

CLAUSE THIRTEEN

SUBSTITUTION OF THE TRUSTEE BANK The TRUSTEE BANK may be substituted upon determination by BNDES and/or TIM CELULAR, after prior and written consent by BNDES, in case the TRUSTEE BANK fails to comply with obligations set forth in this instrument. Nevertheless, the TRUSTEE BANK shall continue to perform its responsibilities until the new TRUSTEE BANK indicated by TIM CELULAR and approved by BNDES has executed an adhesion agreement to this AGREEMENT in form and substance satisfactory to BNDES whereby the replacing TRUSTEE BANK shall succeed in rights and obligations of the replaced TRUSTEE BANK.

PARAGRAPH ONE TIM CELULAR may, at its sole discretion, at any time and irrespective of any reason, substitute the TRUSTEE BANK, after prior written consent by BNDES, by means of simple communication to the TRUSTEE BANK. Nevertheless, the TRUSTEE BANK shall continue to perform its responsibilities until the new TRUSTEE BANK indicated by TIM CELULAR and approved by BNDES has executed an adhesion agreement to this AGREEMENT in form and substance satisfactory to BNDES whereby the replacing TRUSTEE BANK shall succeed in rights and obligations of the replaced TRUSTEE BANK.

PARAGRAPH TWO Should the TRUSTEE BANK be substituted, upon BNDES' approval, a notification shall be sent to each of the PAYMENT AGENTS, a copy of which shall be returned to BNDES duly signed by their legal representatives before the adhesion instrument referred to in this Clause may be executed for the purpose of announcing, under Exhibit II to the present AGREEMENT, the new TRUSTEE BANK and the new RESTRICTED ACCOUNT.

PARAGRAPH THREE The TRUSTEE BANK may also resign its duties as TRUSTEE BANK

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1 as agreed-upon herein, provided that it express its intention in a written notice simultaneously to BNDES and TIM CELULAR. Should the above-mentioned event occur, TIM CELULAR shall substitute the TRUSTEE BANK for another first line financial institution previously approved by BNDES within no later than one hundred eighty (180) days after such notice. Nevertheless, the current TRUSTEE BANK shall continue to perform its responsibilities until the new TRUSTEE BANK has executed an adhesion agreement to this AGREEMENT in form and substance satisfactory to BNDES whereby the replacing TRUSTEE BANK shall succeed in rights and obligations of the replaced TRUSTEE BANK.

CLAUSE FOURTEEN

OBLIGATIONS OF BNDES BNDES accepts the duties set forth in Clause Ten, and promise to exert every effort to diligently use the powers they were conferred upon thereunder and comply with all obligations assumed under this AGREEMENT.

SOLE PARAGRAPH BNDES shall notify the TRUSTEE BANK and TIM CELULAR in written form by means of simple correspondence or telefax of the restriction of the RESTRICTED REVENUE deposited in the RESTRICTED ACCOUNT, with the resulting withholding in the WITHHOLDING ACCOUNT or the transfer of funds existing in such accounts, indicating, in the notification, the amount in reais, the date on which funds shall be transferred and BNDES’ bank current account.

CLAUSE FIFTEEN

VALIDITY The AGREEMENT shall be effective from the date of its execution and remain in force until the final settlement of the CREDIT FACILITY.

SOLE PARAGRAPH The AGREEMENT is irrevocable and irreversible and may be amended only by means of an addendum upon prior written approval by BNDES duly signed by signatories identified in the introduction of this AGREEMENT.

CLAUSE SIXTEEN

SAFEKEEPING OF DOCUMENTS TIM CELULAR, the TRUSTEE BANK and the OPERATOR, by their respective legal representatives, undertake the responsibility of safekeeping, for the term of this AGREEMENT, all their respective controls, including electronic

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1 and/or listings corresponding to transactions in the RESTRICTED REVENUE, under penalty of law and infringement to the CREDIT FACILITY, and, whenever requested, providing copies of such documents to BNDES, within ten (10) business days, upon simple request to do so.

CLAUSE SEVENTEEN

PRIORITIES Unless in the event of priorities referred to by law, BNDES shall have priority on any creditor as to funds deposited in the WITHHOLDING ACCOUNT and the ADMINISTRATIVE ACCOUNTS.

CLAUSE EIGHTEEN

EXPENSES All expenses arising from the maintenance of the RESTRICTED ACCOUNT, BANK CURRENT ACCOUNT, WITHHOLDING ACCOUNT and ADMINISTRATIVE ACCOUNTS shall be for the account of TIM CELULAR, as well as those referring to the execution of this AGREEMENT.

CLAUSE NINETEEN

WAIVER OF REMEDIES A waiver by either party, by the TRUSTEE BANK and by the OPERATOR, with respect to the exercise of any right conferred upon under this AGREEMENT shall only become effective if expressed by writing.

SOLE PARAGRAPH No forbearance, delay or indulgence by either party, by the TRUSTEE BANK or by the OPERATOR in enforcing the provisions of this AGREEMENT shall prejudice or restrict the rights of such party, of the TRUSTEE BANK or the OPERATOR, nor shall refrain them from exercising their rights in timely occasion.

CLAUSE TWENTY

DECLARATIONS AND GUARANTEES Without prejudice to declarations and guarantees under the CREDIT FACILITY, TIM CELULAR declares and guarantees that:

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

I – it is authorized pursuant to law and its bylaws to assign and restrict the RESTRICTED REVENUE as well as comply with provisions under this AGREEMENT;

II - the restriction and assignment of the RESTRICTED REVENUE in favor of BNDES violates neither violates nor contravene any legal provision, any provisions or clause contained in covenants to which TIM CELULAR is a party; and

III – the RESTRICTED REVENUE, as defined in Clause One, is free of liens, debts and/or encumbrances of any nature, except for the restriction and assignment of the subject matter of this AGREEMENT, referring exclusively to obligations assumed under the CREDIT FACILITY and, after the settlement of the CREDIT FACILITY declared by BNDES by way of an appropriate instrument, may be restricted upon new agreements.

CLAUSE TWENTY-ONE

COMMUNICATION All and any communication and/or correspondence to be exchanged between the parties undersigned hereinbelow pursuant to this AGREEMENT shall be telefaxed or mailed by means of correspondence with receipt acknowledgment to the following addresses:

To TIM CELULAR S.A.
 Address: Avenida das Américas, 3.434, 7‹ . Andar, Barra da Tijuca, Rio de Janeiro, RJ, CEP 22640-102 Attention: Departamento de Finanças e Tesouraria

Telefax: 21 4009-3443 Phone number: 21 4009-4792 / 4009-4017

To NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES)
Address: Av. República do Chile, 100, Centro, Rio de Janeiro, RJ, CEP 20139-900 Attention: Chefe do Departamento de Telecomunicações – DETEL da Área de Infra-Estrutura - AIE

Telefax: 21 2220-1494 Phone number: 21 2172-6830 / 2172-8086

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

To CITIBANK, N.A. – BRAZILIAN BRANCH
 Address: Av. Paulista, 1.111, São Paulo, SP, CEP 01311-920
Attention: Citibank Global Security Services
Mr. Jaime Moretto

Telefax: 11 5576-1979 Phone number: 11 5576-6501

To BANCO CITIBANK S.A.
 Address: Av. Paulista, 1.111, São Paulo, SP, CEP 01311-920
Attention: Citibank Global Security Services
Mr. Rafael Cardenas
Telefax: 11 5576-1471 Phone number: 11 5576-1888

CLAUSE TWENTY-TWO

JURISDICTION Any dispute arising out of or relating to this AGREEMENT shall be resolved by the Central Jurisdiction of the District Court of State of Rio de Janeiro, the parties expressly waiving any other jurisdiction, however privileged it may be.

All pages of the present AGREEMENT are initialed by Thaís da Silva Freire, attorney of BNDES, by authorization of the legal representatives undersigned hereinbelow.

In witness whereof, the parties fully agreeing with everything covenanted herein, execute this present instrument in five (5) counterparts of equal content and form, jointly with witnesses undersigned hereinbelow.

Rio de Janeiro, August 1, 2005

Guido Mantega (President)	Demian Fiocca (Vice-President)
NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT

(Illegible signature)	Stefano de Angelis (Administration, Finance and Control Officer)
TIM CELULAR S.A.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

Maria Aparecida Piovezan	Fabiano Oliver Garcia
Individual taxpayer’s ID (CPF) 013.665.228-00	ID card 23.260.285-2
CITIBANK, N.A. – BRAZILIAN BRANCH

Maria Aparecida Piovezan	Fabiano Oliver Garcia
Individual taxpayer’s ID (CPF) 013.665.228-00	ID card 23.260.285-2
BANCO CITIBANK S.A.

WITNESSES:

______________________________
Name: Marcel Andrade
 Individual taxpayer’s ID (CPF/MF): 793.101.174 -00

______________________________
Name: Pricilla Barbosa Pimentel
ID card 13.042.550 -7
 Individual taxpayer’s ID (CPF/MF): 089.264.637 -37

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

Exhibit I

PAYMENT AGENTS

AGENT’S NAME	CODE	Corporate taxpayer’s ID (CNPJ)
UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.	409	33.700.394/0001-40
BANCO BRADESCO S.A.	237	60.746.948/0001-12
BANCO ITAÚ S.A.	341	60.701.190/0001-04
BANCO DO BRASIL S.A.	001	00.000.000/4369-92
CAIXA ECONÔMICA FEDERAL	104	00.360.305/0002-04
BANCO DO ESTADO DO RIO GRANDE DO SUL S.A.	041	92.702.067/0001-96
BANCO DE BRAS¥LIA S.A.	070	00.000.208/0001-00
BANCO SAFRA S.A.	422	58.160.789/0001-28
BANKBOSTON BANCO MÚLTIPLO S.A.	479	60.394.079/0001-04
BANCO ABN AMRO REAL S.A.	356	33.066.408/0001-15
BANCO CITIBANK S.A.	745	33.479.023/0001-80
HSBC BANK BRASIL S.A. – BANCO MÚLTIPLO	399	01.701.201/0001-89
BANCO SANTANDER MERIDIONAL S.A.	008	90.400.888/0001-42
BANCO SANTANDER BRASIL S.A.	353	61.472.676/0001-72
T&TEL TECNOLOGIA E TELECOMUNICAÇÕES		04.260.479/0001-56
CIA BRASILEIRA DE DISTRIBUIÇÃO		47.508.411/0001-56
GTECH BRASIL S.A.		68.926.682/0001-00
EMPRESA BRASILEIRA DE CORREIOS E TELÉGRAFOS – ECT		34.028.316/0001-03
REDE PREGAG MEIOS DE PAGAMENTOS SC LTDA.		05.299.263/0001-67

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

Exhibit II

(ON TIM CELULAR’S LETTERHEAD)

NOTIFICATION

[location and date]

To
(payment agent’s name)
(address)

Subject: Restriction of Revenues – Transfer order

Dear sirs,

By force of restriction of revenues agreed-upon between TIM CELULAR S.A. and NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) under Credit Facility #05.2.0642.1, with CITIBANK N.A. - BRAZILIAN BRANCH elected the TRUSTEE BANK of the Restricted Revenue, this is to notify irrevocably and irreversibly that all funds to be collected or received, at any time, on account of TIM CELULAR, by [payment agent’s name] derived from mobile telecommunications services rendered shall be mandatorily transferred, without any deduction, withholding or compensation (except, as the case may be, the amount due to this Payment Agent for the receipt services rendered to TIM CELULAR), within the term contractually stipulated with you for the collection of invoices relating to mobile telecommunications services rendered by TIM CELULAR, by means of a direct electronic transfer (DET) or other electronic payment method set forth in prevailing legislation, to the credit of our current account #52337812, maintained in Assembléia Branch (003) of Banco Citibank S.A. (“RESTRICTED ACCOUNT”).

To ensure an accurate allocation and withholding of funds, remittances made through direct electronic transfer (DET) shall be made directly by you as the issuer, and shall not be transferred to an account that may be freely operated by TIM CELULAR before being transferred to the RESTRICTED ACCOUNT.

Additionally, you shall transfer all amounts collected and any amounts that may have been deposited in current accounts maintained with you in our name to the RESTRICTED ACCOUNT referred to above, up to the balance amount existing at the time the present Notification is received.

We also authorize irrevocably and irreversibly [payment agent’s name] to provide all information requested by CITIBANK N.A. - BRAZILIAN BRANCH and by BNDES about funds received and transfers made to the RESTRICTED ACCOUNT.

Exhibit I to the Credit Facility Agreement by means of Credit Facility #05.2.0642.1

The order and the authorization contained in this letter are issued in favor of BNDES and CITIBANK N.A. - BRAZILIAN BRANCH, the latter acting as the bank responsible for centralizing the RESTRICTED REVENUE, pursuant to Credit Facility #05.2.0642.1.

By affixing your signature below, you acknowledge your acceptance of all terms of the order and authorization contained herein, which may not be, in any other way, modified, rectified or amended, unless upon prior written consent by BNDES.

We emphasize that the obligations of (payment agent’s name) before us, concerning the amounts received, collected, deposited or paid by you shall be considered complied with only after completing the transfer of funds mentioned above to the RESTRICTED ACCOUNT held in Banco Citibank S.A.

Sincerely yours,

TIM CELULAR S.A (shall be signed by its legal representatives) Stefano de Angelis, Administration, Finance and Control Officer (signed) Mário César Pereira de Araújo (signed) President

We agreed:

Date:

(Payment agent's name)
(shall be signed by its legal representatives)

Witnesses:

Name:	Name:
ID card:	ID card:
Individual taxpayer’s ID (CPF/MF):	Individual taxpayer’s ID (CPF/MF):